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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                     CREATIVE COMPUTER APPLICATIONS, INC.
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              (Exact name of registrant as specified in its charter)

             CALIFORNIA                                 95-3353465
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


  26115-A  MUREAU ROAD, CALABASAS, CA                    91302
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(Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on which
           to be so registered                each class is to be registered

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      COMMON STOCK, NO PAR VALUE               AMERICAN STOCK EXCHANGE, INC.

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Securities to be registered pursuant to Section 12(g) of the Act:

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                               (Title of class)

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                               (Title of Class)

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                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The authorized shares consist of 20,000,000 Common Stock. The holders of Common Shares (i) have equal ratable rights divided from funds legally available for dividends, when and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the Registrant's affairs; and (iii) do not have subscription, conversion or preemptive rights. Shares of Common Stock are entitled to one vote each share held of record by them on all matters except the election of Directors as to which shareholders may accumulate their votes subject to compliance with applicable nomination and notice requirements imposed by California Corporation Law.

ITEM 2.  EXHIBITS

         The documents called for by this section have been previously filed with the Securities and Exchange Commission and the American Stock Exchange, and are incorporated by reference. The following exhibits are being filed with the American Stock Exchange in this Registration Statement.


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

         (Registrant)       CREATIVE COMPUTER APPLICATIONS, INC.
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Date          FEBRUARY 9, 2000
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By
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         Steven M. Besbeck
         President, CEO